UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2013

Commission File Number: 333-188927

CHC Helicopter S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4740 Agar Drive

Richmond, BC V7B 1A3, Canada

(Address of principal executive offices, zip code)

(604) 276-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Directors.

On October 24, 2013, CHC Helicopter S.A. (the “Company”) accepted the resignation of Kenneth W. Moore as a member of the board of managers of the Company (the “Board”). Mr. Moore’s resignation will be effective October 24, 2013.

(d)	Election of Director.

In connection with the resignation of Mr. Moore from the Board, the Board appointed Jeffrey K. Quake, age 39, to serve as a member on Board on October 24, 2013, until such time as his successor is duly elected and qualified, or until the earlier of his death, resignation or removal.

Mr. Quake will not receive compensation for his service as a manager on the Board in accordance with the Company’s compensation policies for managers, which are described under the caption “Executive Compensation—Board Compensation” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 15, 2013.

Item 8.01 Other Events.

Also on October 24, 2013, the Board appointed William E. Macaulay, a member of the Board since 2012, to serve as Chairman of the Board. Upon his appointment as Chairman of the Board, Mr. Macaulay succeeded John Mogford, who had served as Chairman of the Board since 2012. Mr. Mogford will continue his role as a member of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHC Helicopter S.A.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Authorized Signatory

Date: October 25, 2013